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                                                                    EXHIBIT 10.5

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement"), dated as of [__________] [__], 2005, is made by and between Inland American Real Estate Trust, Inc., a Maryland corporation (the "Company" or the "Indemnitor"), as indemnitor, and the director, officer, employee or agent of the Company executing this Agreement as of or subsequent to the date hereof whether by separate instrument, counterpart or otherwise, as indemnitee (the "Indemnified Party"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Company's Articles of Incorporation (as amended or restated from time to time, the "Articles").

                                 R E C I T A L S

     A. The Company was formed on October 4, 2004, and intends to operate as a real estate investment trust (a "REIT") for federal and state income tax purposes.

     B. The Articles and the Company's Bylaws (as amended or restated from time to time, the "Bylaws") authorize the Company to indemnify and advance expenses to the Indemnified Party, subject to certain limitations and conditions.

     C. The Indemnified Party has requested that the Company enter into a contract for indemnity and advancement of expenses pursuant to the applicable sections of the Articles and Bylaws, and the Company is willing to enter into such a contract.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   COMPANY INDEMNIFICATION OF THE INDEMNIFIED PARTIES.

          (a) Subject to paragraphs (b), (c) and (d) of this SECTION 1, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance or reimburse reasonable expenses to the Indemnified Party from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his or her services as a director, officer, employee or agent of the Company.

          (b) The Company shall not indemnify nor pay, advance or reimburse expenses to the Indemnified Party unless:

               (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the liability or loss was in the best interest of the Company;

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               (ii)  the Indemnified Party was acting on behalf of or performing services on the part of the Company;

               (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, the liability or loss shall not have been the result of gross negligence or willful misconduct;

               (iv) the indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders; and

               (v) in respect to an indemnification or reimbursement of legal fees, the requisite Board of Directors, special legal counsel or stockholders determination has been made that indemnification or reimbursement is proper.

          (c) Notwithstanding anything to the contrary in paragraph (b) above, the Company shall not indemnify the Indemnified Party for liabilities or losses arising from or out of an alleged violation of federal or state securities laws by the Indemnified Party unless one or more of the following conditions are met:

               (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnified Party;

               (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or

               (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

          (d) The Company shall advance amounts to the Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and only if all of the following conditions are satisfied:

               (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company;

               (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advancement;

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               (iii) the Indemnified Party provides written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by this Agreement and Maryland law has been met; and

               (iv) the Indemnified Party undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in the event that the Indemnified Party is found not to be entitled to indemnification.

          (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of the Indemnified Party against any liability or loss asserted that was incurred in any capacity with the Company or arising out of this status; provided, however, that the Company shall not incur the costs of any liability insurance that insures any Person against liability or loss for which he, she or it could not be indemnified under the Articles.

          (f) Nothing contained in this Agreement shall constitute a waiver by the Indemnified Party of any right that the Indemnified Party may have against any Person under federal or state securities laws.

     2. NOTICES. All notices or other communications required or permitted to be given or delivered hereunder shall be deemed to have been properly given or delivered to the following address: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier; or (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and the notice is sent by an additional method provided hereunder, in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below:

     INDEMNITOR:            Inland American Real Estate Trust, Inc.
                            2901 Butterfield Road
                            Oak Brook, IL 60523
                            Attn:  Ms. Roberta S. Matlin,
                            Vice President, Administration
                            Telephone: (630) 218-8000
                            Facsimile: (630) 218-4955


     INDEMNIFIED PARTY:     To the address set forth by the Indemnified
                            Party on the signature page hereto

     3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all or which taken together shall constitute one and the same agreement, and shall become effective when the counterparts have been signed by each party hereto and delivered to the other parties hereto.

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     4.   GOVERNING LAW. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof.

     5. AMENDMENTS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

     6. HEADINGS. The descriptive headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     7. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     8. SUCCESSOR AND ASSIGNS. All references herein to the Company hereunder shall be deemed to include all successors and assigns of the Company. The Indemnified Party may not assign its benefits hereunder to any third party beneficiaries or successors or assigns without the prior written consent of the Company.


                         [SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     INDEMNITOR:


                                     INLAND AMERICAN REAL ESTATE TRUST, INC.


                                     By:        --------------------------------

                                     Name:      --------------------------------

                                     Its:       --------------------------------


                                     INDEMNIFIED PARTY:


                                     By:        --------------------------------

                                     Name:      --------------------------------

                                     Its:       --------------------------------

                                     Address:   --------------------------------

                                                --------------------------------

                                     Facsimile: --------------------------------